Exhibit 99.1

Press Release

NEWPORT CORPORATION ENTERS INTO AGREEMENT

TO ACQUIRE HIGH Q TECHNOLOGIES

Acquisition Will Broaden Ultrafast Laser Capabilities for the

Research, Industrial, and Life and Health Sciences Markets

Irvine, California – July 13, 2011 – Newport Corporation (NASDAQ: NEWP) today reported it has entered into an agreement to acquire High Q Technologies GmbH (“High Q”), a leading developer and manufacturer of ultrafast lasers under its High Q Laser® brand.

Terms of the transaction, which is anticipated to close before the end of the third quarter, were not disclosed. High Q, headquartered in Rankweil, Austria, expects 2011 revenues of approximately $20 million, with three-fourths of its sales to customers in Europe. The company is profitable, and Newport expects the acquisition to be accretive to its earnings immediately after closing.

Robert J. Phillippy, Newport’s President and Chief Executive Officer, said, “We are pleased to add High Q to our Spectra-Physics Lasers Division. High Q is a leader in femtosecond lasers used for surgical procedures, a fast-growing application in the Life and Health Sciences market that we do not participate in today. The acquisition will also increase our presence in European laser markets, and will bring us significant additional expertise in picosecond laser technology, which is ideally suited for a number of high-growth applications in the precision industrial manufacturing market.”

Dr. Daniel Kopf, founder and Chairman of High Q Technologies, remarked, “We are very pleased to become a part of the Newport team. Newport’s Spectra-Physics Lasers Division is recognized as a technology leader in the laser industry, and their worldwide sales and service network will enable us to expand our business beyond what we could have achieved as a standalone company. Together we will provide an unmatched portfolio of ultrafast laser solutions for both existing and emerging applications.”

High Q Technologies is a family-owned enterprise founded in 1999, and is one of the largest European makers of ultrafast lasers. The company is a recognized innovator with a significant intellectual property portfolio, and collaborates with leading research institutes in Europe and the U.S. High Q’s headquarters in Rankweil houses its manufacturing operations, R&D laboratories, service facilities and administrative offices. The company also operates a U.S. sales and service office in Watertown, Massachusetts. The company has approximately 70 employees worldwide.

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, aerospace and defense/security, microelectronics, life and health sciences and precision industrial manufacturing markets. Newport’s innovative solutions leverage its expertise in photonics technologies, including lasers, photonics instrumentation, sub-micron positioning systems, vibration isolation, optical components and subsystems and precision automation, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the expected timing of closing the transaction, the expectation that the acquisition will be accretive to Newport’s earnings immediately after closing, the statements by Robert J. Phillippy and Dr. Daniel Kopf regarding the expected impacts of the transaction on Newport, the statement regarding High Q’s expected revenue in 2011, and other statements as to potential future events, consequences or results of the transaction. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing are inherently speculative and involve judgments and risks with respect to a number of matters that are difficult or impossible to predict accurately and many of which are beyond the control of Newport. Certain of these judgments and the types of risks that may impact future results or circumstances are discussed in more detail in Newport’s Form 10-K for the year ended January 1, 2011. Although Newport believes that the assumptions underlying the forward-looking statements in this press release are reasonable, any of the assumptions could prove inaccurate, and future events and results may differ materially from current projections or expectations as described in this press release. Therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that results set forth in such forward-looking statements will be achieved. Newport also undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except to the extent expressly required by applicable law.

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Dan Peoples, 858/552-8146

Makinson Cowell (US)